                                                                    Exhibit 4.06

                                SECOND AMENDMENT
                                ----------------

          SECOND AMENDMENT (this "Amendment"), dated as of May 14, 2001, among NEXTMEDIA GROUP, INC., a Delaware corporation ("Holdings"), NEXTMEDIA OPERATING, INC., a Delaware corporation (the "Borrower"), the lenders from time to time party to the Credit Agreement referred to below (the "Lenders"), and Bankers Trust Company, as administrative agent (the "Administrative Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Holdings, the Borrower, the Administrative Agent and the Lenders are parties to a Credit Agreement, dated as of July 31, 2000 (as amended, modified or supplemented through, but not including, the date hereof, the "Credit Agreement); and

          WHEREAS, Holdings and the Borrower have requested, and the Lenders have agreed to, the amendments to the Credit Agreement as provided herein;

          NOW, THEREFORE, it is agreed:

          1. Section 9.09(a) of the Credit Agreement is hereby amended by deleting the columns appearing therein in their entirety and inserting the following new columns in lieu thereof:

             "Period                                       Ratio
              ------                                       -----

Effective Date through and including
  March 30, 2001                                         7.00:1.00

March 31, 2001 through and including
  June 29, 2001                                          6.75:1.00

June 30, 2001 through and including
  September 29, 2001                                     6.50:1.00
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              Period                                       Ratio
              ------                                       -----

September 30, 2001 through and including
  December 30, 2001                                      6.25:1.00

December 31, 2001 through and including
  March 30, 2002                                         6.00:1.00

March 31, 2002 through and including
  June 29, 2002                                          5.50:1.00

June 30, 2002 through and including
  September 29, 2002                                     5.25:1.00

September 30, 2002 through and including
  December 30, 2002                                      5.00:1.00

December 31, 2002 through and including
  March 30, 2003                                         4.50:1.00

March 31, 2003 through and including
  June 29, 2003                                          4.25:1.00

June 30, 2003 through and including
  September 29, 2003                                     4.00:1.00

September 30, 2003 through and including
  March 30, 2004                                         3.75:1.00

March 31, 2004 and thereafter                            3.50:1.00".

          2. Each of Holdings and the Borrower hereby represents and warrants that both before and after giving effect to this Amendment (x) no Default or Event of Default exists on the Second Amendment Effective Date (as defined below) and (y) all of the representations and warranties contained in the Credit Agreement and in the other Credit Documents shall be true and correct in all material respects on the Second Amendment Effective Date with the same effect as though such representations and warranties had been made on and as of such date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

          3. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          4. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same
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instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

          5. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          6. This Amendment shall become effective on the date (the "Second Amendment Effective Date") when each of Holdings, the Borrower and the Required Lenders shall have signed a copy hereof (whether the same or different copies) and, in each case, shall have delivered (including by way of telecopier) the same to the Administrative Agent at the Notice Office.

                                      * * *
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          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                              NEXTMEDIA GROUP, INC.


                                              By________________________________
                                                Name:
                                                Title:

                                              NEXTMEDIA OPERATING, INC.


                                              By________________________________
                                                Name:
                                                Title:

                                              BANKERS TRUST COMPANY


                                              By________________________________
                                                Name:
                                                Title:

                                              LEHMAN COMMERCIAL PAPER INC.


                                              By________________________________
                                                Name:
                                                Title:
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                                              CREDIT SUISSE FIRST BOSTON


                                              By________________________________
                                                Name:
                                                Title:

                                              CITICORP USA, INC.


                                              By________________________________
                                                Name:
                                                Title:

                                              UNION BANK OF CALIFORNIA, N.A.


                                              By________________________________
                                                Name:
                                                Title: